Exhibit 10.2

John R. Simon Senior Vice President Human Resources	77 Beale Street 32nd Floor San Francisco, CA 94105

April 4, 2012

Jesus Soto, Jr.

28107 E. Benders Landing

Spring, TX 77386

Dear Jesus:

On behalf of PG&E, I am pleased to offer you the position of Senior Vice President, Gas Transmission, Operations, Engineering and Pipeline Integrity, reporting to Nick Stavropoulos, Executive Vice President, Gas Operations. This offer is subject to approval of the PG&E Corporation Board of Directors’ Compensation Committee and your election as an Officer by our Board. Subject to these Board actions we will determine a mutually agreed upon start date.

Your total annual compensation package will consist of the following:

1.	An annual base salary of $385,000 ($32,083/month) subject to ordinary withholdings.

2.

A one time sign on bonus of $350,000, which will be paid on your first payroll check, subject to ordinary withholdings. Should you decide to resign from the Company within two years of your start date, you will repay the Company this sign on bonus, on a prorated basis.

3.

You will be eligible to receive a retention bonus in the amount of $300,000 payable on the second anniversary of your start date. In order to receive this retention bonus you must be an active employee on the second anniversary of your start date. This bonus is subject to ordinary withholdings.

4.

You are eligible to participate in the company’s Short-Term Incentive Plan (STIP) with a target participation rate of 55% percent of your eligible earnings (i.e., base salary) received during the plan year. You must be on PG&E’s active payroll as of October 1 to be eligible for a payout for that year. The STIP is an at-risk component of pay that rewards employees annually, and is tied to company and individual performance. Thus, STIP awards are not guaranteed. The Compensation Committee retains full discretion to determine and award STIP payments to PG&E employees.

5.

You are eligible to receive a new hire award under PG&E Corporation’s Long-Term Incentive Plan (LTIP). Your new hire LTIP award will consist of restricted stock units that vest over a four-year period, 20% in each of the first three years, and 40% in the fourth year following the grant. This award will be granted on your start date, unless that date occurs during a “trading blackout” period, then the award date will be the first business day after the trading blackout ends.

Jesus Soto

March 30, 2012

Your new hire LTIP award will have an initial value of $550,000. This value is used for the purpose of determining the number of units of your award. The ultimate value that you realize through the LTIP will depend on your employment status and the performance of PG&E Corporation common stock. You will receive additional details on the LTIP at the time of your award.

6.

In addition, you will receive a supplemental LTIP award having a value of $450,000 and consisting of an equal number of restricted stock units (which also vest over a four-year period, with a larger percentage vesting in the 4th year) and performance shares (which vest on the first business day of March 2015). The value of the performance shares will be determined at the end of the performance period (January 1, 2012 – December 31, 2015) based upon the performance of PG&E Corporation stock relative to a group of 12 comparable companies. This award will be granted on your start date, unless that date occurs during a “trading blackout” period, then the award date will be the first business day after the trading blackout ends.

7.

As an employee, you will be eligible for additional LTIP awards, which typically are granted annually. The Compensation Committee retains full discretion as to the approval of LTIP award form, amounts, and terms.

8.

Participation in the PG&E Corporation Retirement Savings Plan (RSP), a 401(k) savings plan. You will be eligible to contribute as much as 50% of your salary on either a pre-tax or after-tax basis. We will match contributions up to 6% of your salary at 75 cents on each dollar contributed. All of the above contributions are subject to the applicable legal limits.

With respect to benefits at retirement, conditioned upon meeting plan requirements, you also will be eligible for retirement benefits under the Company’s retirement (pension), post-retirement life insurance and retiree medical plans.

9.

Participation in the PG&E Corporation Supplemental Executive Retirement Plan (SERP). The basic benefit payable from the SERP at retirement is a monthly annuity equal to the product of 1.7% x (average of the three highest years’ combination of salary and annual incentive for the last ten years of service) x years of credited service x 1/12. This benefit will be offset by benefits provided under the qualified retirement plan.

10.

Participation in the PG&E Corporation Supplemental Retirement Savings Plan (SRSP), a non-qualified, deferred compensation plan. You may elect to defer payment of some of your compensation on a pre-tax basis. The Company will provide you with full matching contributions that cannot be provided through the RSP due to IRS limitations imposed on highly compensated employees.

11.

An annual vacation allotment of five weeks, subject to future increases based on length of service. For your first year, the vacation allotment will be prorated based on your date of hire. In addition, Pacific Gas and Electric Company recognizes ten paid company holidays and provides three floating holidays and two weeks of sick leave immediately upon hire.

12.	An annual perquisite allowance of $20,000 to be used in lieu of individual authorizations for cars and memberships in clubs and civic organizations. This will be paid upon your first paycheck.

/s/Jesus Soto, Jr.

4/12/12

Jesus Soto

April 4, 2012

13.

Participation in PG&E’s health benefits program which permits you to select coverage tailored to your personal needs and circumstances. The benefits you elect will be effective the first of the month following the date of your hire and upon receipt of completed enrollment forms.

14.

Participation in the Employee Discount program after six months of continuous service following your date of hire. The program offers participants a 25% discount on electricity and gas rates for their primary residence. In order to receive this benefit, you must (a) live within Pacific Gas and Electric Company’s service territory and (b) have the service in your name at your primary residence.

15.

PG&E is very interested in career development. While our leadership development program is relatively new, we are committed to meeting both your and the company’s needs. You will be granted participation and course payment for the three remaining courses at Wharton School of Business, San Francisco campus to be taken one in year 2012 and two in year 2013. Further Executive Programs will be discussed and mutually agreed upon.

16.	This offer also incorporates the benefits outlined in the attached term sheet.

17.

Our employment offer also includes a comprehensive executive relocation package. The major components include 7 months of corporate housing, reimbursement of the closing costs associated with the sell of your primary residence and purchase of your new residence, the move of your household goods, two house hunting trips, temporary corporate housing, a $7,000 move allowance and a final trip to the San Francisco Bay Area. Should you not be able to sell your primary residence, you will be eligible for a guarantee purchase program. Some of our relocation benefits may constitute additional income to you and are subject to personal income tax. A detailed relocation package will be sent to you outlining your relocation benefits. Should you have any questions contact Lori Noack of Relocation Services at 415.973.8294.

In the event that you purchase a principal residence in the Bay Area and take out a mortgage, we will provide you with an annual payment of $100,000.00 for 3 years to help transition to higher housing costs. The payment will coincide with the first mortgage payment. The subsidy is considered income and will be subject to all applicable withholding taxes. The taxes are your responsibility.

This offer is contingent upon your passing comprehensive background verification and a standard drug analysis test. We will also need to verify your eligibility to work in the United States based on applicable immigration laws.

We look forward to you joining our executive team.

Sincerely,

/s/ John Simon

John Simon

Senior Vice President, Human Resources

/s/Jesus Soto, Jr.

4/12/12

Jesus Soto

March 30, 2012

Please acknowledge your acceptance of this offer and the terms of this letter by signing the original, providing the information requested, and returning it to me (via fax: 415-973-8766). It is important to note that you will be an employee-at-will. This means that either you or PG&E may end your employment at any time, with or without cause, and with or without notice.

/s/ JESUS SOTO, JR.	4/12/12
Signature	Date

xxx-xx-xxxx	3/15/67
Social Security No.	Date of Birth

My acceptance is contingent on financial close of El Paso – Kinder Morgan merger

OK

/s/ John Simon

/s/ Jesus Soto, Jr.

4/12/12

New Hire Offer Term Sheet: Subject to Approval

Candidate: Jesus Soto, Jr.

Position: Senior Vice President, Gas Transmission, Operations, Engineering and Pipeline Integrity

Summary Description of Compensation & Benefits Components

#	Component	Offer Amount	Comments
1.	Base Salary	$385,000	• Annualized base salary subject to ordinary withholdings
2.	Short-Term Incentive Target (STIP)	55% ($211,750)	• Represents on-target amount as a % of eligible base salary earnings, per the terms of the 2012 STIP

3.	Target Total Cash Compensation	$596,750
4.	Long-Term Incentive Plan	Consists of two components: (1) $550,000 value, annual grant in the form of 100% RSUs (2) $450,000 value, supplemental grant, in the form of 50% RSUs and 50% Performance Shares

•   RSUs have a 4-year vesting schedule from date of grant (20%/20%/20%/40%)

•   The Performance Share component of the LTIP awards vest 100% in year 3 based on PG&E TSR relative to TSR of peer group of utilities

5.	Sign-On Bonus	$350,000	• Paid in first paycheck, subject to ordinary withholdings
6.	Year 2 Retention Cash Bonus	$300,000	• Paid on second anniversary of hire date, subject to ordinary withholdings
7.	Annual Perquisite Allowance	$20,000	• Paid in first paycheck • For use at employee discretion • Amount paid annually each year
8.	Relocation Benefits	Standard Officer Relocation Package plus 3 yr mortgage assistance: $100,000 per year for three years ($300,000 total)	• See Relocation Summary on following page
9.	Vacation	5 weeks vacation	• Per vacation accrual schedule offered to Officers
10.	Savings & Retirement Plans	401(k) Plan, Pension Plan, Supplemental Executive Retirement Plan (SERP)	• See Benefits Summary on following page
11.	Health and Welfare Benefits	• Comprehensive healthcare and other benefits	• See Benefits Summary on following page

/s/ Jesus Soto, Jr.

4/12/12

New Hire Offer Term Sheet: Subject to Approval

Candidate: Jesus Soto, Jr.

Position: Senior Vice President, Gas Transmission, Operations, Engineering and Pipeline Integrity

BENEFITS SUMMARY 1.

MEDICAL

Employee may choose from several plans. Generally the employee pays 7.5% of the cost of coverage and the company pays 92.5%.

DENTAL

Two plans are offered. Generally the employee pays 7.5% of the cost of coverage and the company pays 92.5%.

VISION

Company paid plan covers exam plus an allowance for frames and lenses.

LIFE INSURANCE

$10,000 policy provided at no cost. Employee may elect to purchase additional coverage up to 4 times salary.

AD&D INSURANCE

$250,000 policy provided at no cost.

BUSINESS TRAVEL ACCIDENT INSURANCE

$1,000,000 policy provided at no cost.

EXECUTIVE HEALTH EVALUATION PROGRAM

Annual comprehensive health and fitness assessment provided through an Executive Health center.

RETIREMENT SAVINGS PLAN (401k)

Employee may make pre-tax or after-tax contributions of up to 50% of base pay, subject to IRS limits. The company will match 75% of the employee’s first 6% of pre-tax or after-tax contributions.

SUPPLEMENTAL RETIREMENT SAVINGS PLAN (NON-QUALIFIED DEFERRED COMPENSATION PLAN)

Employee may make pre-tax contributions of up to 50% of base salary and up to 100% of STIP and the perquisite allowance. In addition, plan provides for make-up of any company match that was capped in the 401K due to IRS limits.

RETIREMENT PLAN (TAX QUALIFIED)

Defined benefit pension plan. Basic formula is years of service times 1.7% times 36 month average salary. Benefit is subject to statutory limits. A reduction for early retirement may apply.

/s/ Jesus Soto, Jr.

4/12/12

New Hire Offer Term Sheet: Subject to Approval

Candidate: Jesus Soto, Jr.

Position: Senior Vice President, Gas Transmission, Operations, Engineering and Pipeline Integrity

BENEFITS SUMMARY 1. (cont’d)

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (NON-QUALIFIED)

Defined benefit pension plan. Basic formula is years of service times 1.7% times average salary plus STIP in highest 3-years. Benefit is offset by amounts payable through the qualified retirement plan. A reduction for early retirement may apply.

FINANCIAL PLANNING

Partial subsidy (40%) of the cost of financial planning, asset management, and tax services provided through AYCO, a Goldman Sachs company.

RETIREE MEDICAL

Coverage available to retirees with a minimum of 10 years of service. Premium subsidy is dependent on length of service.

POST RETIREMENT LIFE INSURANCE

$8,000 policy provided at no cost to retirees with less than 15 years of service. $50,000 policy provided at no cost to retirees with more than 15 years of service.

OFFICER SEVERANCE POLICY

Provides for a cash payment of 12 months base salary plus target STIP, 12 months continued LTIP vesting, lump sum cash payment equal to 18 months COBRA premiums and 12 months of outplacement counseling.

1. Detailed information about the Company’s benefit programs can be found in the respective program Summary Plan Document. The Company retains the right to amend, suspend or terminate any of these plans.

/s/ Jesus Soto, Jr.

4/12/12

New Hire Offer Term Sheet: Subject to Approval

Candidate: Jesus Soto, Jr.

Position: Senior Vice President, Gas Transmission, Operations, Engineering and Pipeline Integrity

SUMMARY

Officer Relocation Assistance

HOME SALE

Reimbursement of typical and customary seller costs.

HOME PURCHASE

Typical buyer, non-recurring, closing costs will be reimbursed if an employee purchases a new principal residence. This reimbursement is limited to the lesser of closing costs covered by policy or 2.5% of the purchase price.

HOUSEHOLD GOODS MOVE

Typical household goods will be moved to the new location. This includes up to 2 cars as long as the distance is greater than 750 miles and the value of the car exceeds the cost to ship. Storage of up to 90 days and delivery out of storage is also provided.

OK-/s/John Simon (7) monthsà /s/Jesus Soto,Jr.	CORPORATE HOUSING Up to 6 months of corporate housing will be provided if the employee is still financially responsible for their former residence. The program is unable accommodate pets.

HOUSE HUNTING TRIPS

Two house hunting trips (4 days/4nights) will be provided for the employee, spouse/ domestic partner and dependent children. The following expenses will be reimbursed:

Airfare:	Advance purchase, coach airfare
Lodging:	PG&E designated hotel
Rental car: 4 days plus gas
Meals:	$75/day maximum for adults and children 16 years of age and older
$40/day maximum for children under 16 years of age
Alcoholic beverages are not reimbursed
Ground Transportation: If required, taxi.

Receipts required for all expenses.

FINAL TRIP

Travel for employee, spouse/domestic partner and dependent children.

Travel:	Advance purchase coach airfare OR gas and lodging while enroute
Lodging:	Up to 3 nights at a PG&E designated hotel
Meals:	Up to 3 days, if unable to stay at former residence on final day of the move and/or if unable to move directly into new residence $75/day maximum for adults and children 16 years of age and older
$40/day maximum for children under 16 years of age
Alcoholic beverages are not reimbursed.
Ground Transportation: If required, taxi.

Receipts required for all expenses.

MORTGAGE ASSISTANCE

In the event employee purchases a principal residence in the San Francisco area and takes out a mortgage, Company will provide employee with an annual payment of $100,000.00 for 3 years ($300,000 total) to help transition to higher housing costs. The payment will coincide with the first mortgage payment. The subsidy is considered income and will be subject to all applicable withholding taxes. The taxes are responsibility of the employee.

/s/ Jesus Soto, Jr.

4/12/12